Exhibit 3.11

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 04/28/2006 FILED: 01:23 PM 04/28/2006 SRV 060397452 - 4150497 FILE

CERTIFICATE OF FORMATION

OF

CMP SARTELL LLC

This Certificate of Formation of CMP SARTELL LLC (the “LLC”), dated as of April 28, 2006, is being duly executed and filed by Matthew Norgard, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et.seq.).

FIRST: The name of the limited liability company formed hereby is CMP SARTELL LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19901.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Matthew Norgard
Matthew Norgard
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:28 PM 08/22/2006 FILED: 03:04 PM 02/22/2006 SRV 060783456 - 4150497 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company:

CMP SARTELL LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is VERSO SARTELL LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of August, 2006.

By:	/s/ Daniel Vazquez
Name:	Daniel Vazquez
Title:	Authorized Person